UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 23, 2011

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01    Regulation FD Disclosure

The Human Resources Committee of the Board of Directors of Winnebago Industries, Inc. (the "Company") recommended the award of, and on March 23, 2011, the full Board of Directors of the Company approved the award of, grants of 137,000 shares of the Company's restricted common stock under the Winnebago Industries, Inc. 2004 Incentive Compensation Plan, as amended (the "Plan") to the Company's key management group. The awards were made in acknowledgment of the hard work and dedication put forth by this group through the last few years managing the Company through the recession, which was evidenced by four consecutive fiscal quarters of operational profitability through February 26, 2011. No restricted stock awards had been granted to key management since October 2007. The Board believes that restricted stock awards provide for an effective retention tool, inspire increased motivation by providing ownership, maintain motivation because of intrinsic value even during periods of stock price fluctuations and further align the interests of management and the shareholders. These restricted stock awards are intended to retain and motivate the key managers to continue to seek to improve long-term stock market performance and to enhance shareholder value by placing a portion of their compensation at risk and directly tied to the Company's stock price appreciation.
The Board of Directors also granted 2,000 shares of the Company's restricted common stock to each non-management member of the Board.

The value of the restricted stock is based on the closing price of the Company's common stock on the date of grant, which was $13.49. The fair value of this award is amortized on a straight-line basis over the requisite service period of three years or to an employee's eligible retirement date, if earlier; thus restricted stock awards are expensed immediately upon grant for retirement-eligible employees. Estimated non-cash stock compensation expense based on the restricted stock grants for the third quarter ending May 28, 2011 will be approximately $1.0 million and for the fourth quarter ending August 27, 2011 will be $250,000.
The Company's named executive officers and President received restricted stock grants pursuant to the actions described above in the following amounts:

Robert J. Olson - 25,000 shares

Randy J. Potts - 13,000 shares

Raymond M. Beebe - 7,500 shares

Roger W. Martin - 7,500 shares

William J. O'Leary - 7,500 shares

Sarah N. Nielsen - 7,500 shares
The restricted stock grants vest in annual increments of one-third commencing March 23, 2012, subject to full vesting upon a change in control, as defined in the Plan, or if the award recipient has at least five consecutive years of service with the Company or any subsidiary and his or her employment is terminated due to voluntary retirement at age 60 or older, disability or death. Unvested awards of restricted stock will immediately terminate as a result of a recipient's involuntary termination of employment with the Company or any subsidiary.
The form of the Restricted Stock Grant Award Agreement under the Plan used in connection with the foregoing awards is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Form of Restricted Stock Grant Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2011	WINNEBAGO INDUSTRIES, INC.

		By:	/s/ Robert J. Olson
		Name:	Robert J. Olson
		Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Form of Restricted Stock Grant Award Agreement